                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):  June 12, 1996




           Dual Holding Company (formerly DUAL DRILLING COMPANY)
           (Exact name of registrant as specified in its charter)



                                  DELAWARE
               (State or other jurisdiction of incorporation)

         0-22078                                    51-0327704
  (Commission File Number)              (IRS Employer Identification No.)





        5956 Sherry Lane, Suite 1500,Dallas, Texas           75225
          (Address of principal executive office)         (Zip Code)


    Registrant's telephone number, including area code:  (214) 922-1500





Item 1.  Change in Control of Registrant
         -------------------------------

Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated March 21, 1996, among ENSCO International Incorporated ("ENSCO"), DDC Acquisition Company, a wholly owned subsidiary of ENSCO ("DDC") and DUAL DRILLING COMPANY (the "Company"), on June 12, 1996 the Company was merged into DDC (the "Merger"). Under the terms of the Merger Agreement, each share of the Company's common stock was immediately converted into the right to receive 0.625 shares of ENSCO common stock. ENSCO will issue approximately 10.1 million shares of its common stock in connection with the Merger.

Prior to the Merger, control of the Company was held by Dual Invest AS, which owned 59.6% of the Company's common stock. Dual Invest AS and ENSCO entered into a Principal Stockholder Agreement dated March 21, 1996 under which Dual Invest AS agreed to vote in favor of the Merger at the Company's Special Meeting of Stockholders held on June 12, 1996.


Item 7.  Exhibits
         --------

Exhibit
- -------

  2.0 Agreement and Plan of Merger among ENSCO International Incorporated, DDC Acquisition Company and DUAL DRILLING COMPANY dated March 21, 1996 (incorporated by reference to Exhibit (C)(1) to the Company's Form 8-K as filed with the Securities and Exchange Commission on April 1, 1996).

  2.1 Principal Stockholders Agreement between ENSCO International Incorporated and Dual Invest AS dated March 21, 1996 (incorporated by reference to Appendix D to the ENSCO (File No. 1-8097) Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on May 10,
               1996).





                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Dual Holding Company
                                    (formerly DUAL DRILLING COMPANY)


                                    By:  /s/ C. Christopher Gaut, President
                                         ----------------------------------
                                             C. Christopher Gaut, President


Date:   June 13, 1996
       ---------------